UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 14, 2009

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 14, 2009, the Compensation Committee of the Board of Directors of FEI Company set the metrics for payments under the Company’s Management Variable Compensation Plan (“MVP”) to the Company’s named executive officers (as such term is defined in Item 401(a)(3) of Regulation S-K) for performance in the first half of 2009. The total amount of MVP money available for payment to all participants in the MVP (which includes non-executive senior managers) will be based on an operating income metric derived from the operating plan established by the Board. Basing the MVP on an operating income metric is somewhat different from recent years when the MVP metric was based on pre-tax operating income. For the current MVP, operating income is defined as revenue minus costs of goods sold minus operating expenses. It also excludes the financial impact of mergers and acquisitions as well as the costs associated with those activities. Another difference from prior MVPs is that this MVP will be determined and paid based on two separate semi-annual operating plans rather than a full year plan. The Committee moved to evaluating management on six-month operating plans in light of the current uncertain macro-economic climate and resulting diminished visibility into the Company’s potential performance for the second half of 2009. In addition, a shorter MVP cycle allows the Committee to respond rapidly to external changes in our markets and business circumstance.

To attain 100% performance under the MVP for the first six-month period, the Company must achieve operating income that meets a targeted percentage of revenue. The Board expects to establish an operating plan for the second six-month period, covering the third and fourth quarters of 2009, later in the year, and the pay-out available for the second-half MVP will be determined based on performance against that plan. As with prior annual MVPs, the amount available in the MVP pool for the first half of 2009 will be determined based on the following calculation: (i) each participant’s targeted incentive percentage, multiplied by (ii) each participant’s base salary during the period, multiplied by (iii) a payment multiplier. (The individual performance targets were last adjusted by the Committee in September 2008 and disclosed in the Company’s Current Report on Form 8-K filed on September 23, 2008.)

No incentive compensation will be paid if the Company’s performance is 50% of the target or below. At 50.1% of the target, 0.2% of the pool amount will be payable, increasing as performance increases, subject to a cap of 15% of our operating income. For example, at 75% of target, 50% of the amount in the pool will be available; at 100% of target, 100% of the amount in the pool will be available; at 125% of target, 150% of the amount in the pool will be available. The total amount available for payment is capped at 15% of operating income, regardless of performance against plan.

After the total amount available under the MVP is determined, the Committee will fix the amount of the actual incentive compensation payable to each executive officer under the MVP for the first six months of 2009 based equally on (i) the performance of the Company against the metric described above and (ii) the individual executive’s performance during the year. The Committee determines the extent to which the executive officer has met the previously established individual performance objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: January 21, 2009